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                                                                    EXHIBIT 2(a)

                              AGREEMENT OF MERGER
                              -------------------

     AGREEMENT OF MERGER dated this 15th day of June, 1994, pursuant to Section 252 of the General Corporation Law of Delaware, between ACQUICO, INC. and EMPIRE BRUSHES, INC., Delaware corporations, and NATIONAL BRUSH COMPANY, an Illinois corporation.
     WITNESSETH that:
     WHEREAS, all of the constituent corporations desire to merge into a single corporation;
     NOW, THEREFORE, the corporations, parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:
     FIRST:  Acquico, Inc.  hereby merges into itself Empire
Brushes, Inc. and National Brush Company, and said Empire Brushes,
Inc. and National Brush Company shall be and hereby are merged into Acquico, Inc., which shall be the surviving corporation.
     SECOND: The Certificate of Incorporation of Acquico, Inc. is amended as follows:
              Strike Article I of the Certificate of Incorporation and in lieu thereof, insert:
              I. The name of the corporation is Empire Brushes, Inc.
     THIRD: The manner of converting the outstanding shares of the capital stock of each of the constituent corporations into shares or other securities shall be pursuant to that Agreement and Plan of Reorganization dated June 15, 1994, by and among Rubbermaid Incorporated, Acquico, Inc., Empire Brushes, Inc., and National
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Brush Company ("Agreement and Plan of Reorganization"), the
applicable terms of which are incorporated herein by reference as if fully stated herein.
     FOURTH: The terms and conditions of the merger are as follows:
     (a) The By-Laws of the surviving corporation as they shall exist on the effective date of this merger shall be and remain the By-Laws of the surviving corporation until the same shall be altered, amended or repealed as therein provided.
     (b) The directors and officers of the surviving corporation shall continue in office until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-Laws of the surviving corporation.
     (c) The merger shall become effective upon filing with the Secretary of State of Delaware. However, for all accounting purposes the effective date of the merger shall be at 11:59 p.m. on the Closing Date as that term is defined in the Agreement and Plan of Reorganization.
     (d) Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the merged corporations shall be transferred to, vested in, and devolve upon, the surviving corporation without further act or deed and all property, rights, and every other interest of the surviving corporation and the merged corporations shall be as effectively the

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property of the surviving corporation as they were of the surviving corporation and the merged corporations respectively. The merged corporations hereby agree from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged corporations acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the interest and purposes hereof and the proper officers and directors of the merged corporations and the proper officers and directors of the surviving corporation are fully authorized in the name of the merged corporations or otherwise to take any and all such action.
      IN WITNESS WHEREOF, the parties to the Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective Shareholders and Boards of Directors have caused these presents to be executed by the President or Vice President and attested by the Secretary or Assistant Secretary of each party hereto as the respective act, deed and agreement of each of said corporations, on this 15th day of June, 1994.

                             ACQUICO, INC.

                             By /s/ Donald G. Rubright
                                ---------------------------
                                Vice President

ATTEST:

By /s/ Martin Degnan
   ---------------------------
      Assistant Secretary


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                              EMPIRE BRUSHES, INC.


                              By: /s/ Joseph Gantz
                                  ------------------------------
                                  President or Vice President
ATTEST:


By: /s/ J. W. Strom
    ------------------------
    Secretary or Assistant Secretary


                              NATIONAL BRUSH COMPANY


                              By /s/ Joseph Gantz
                                 ------------------------------
                                 President or Vice President
ATTEST:


By: /s/ J. W. Strom
    ------------------------
    Secretary or Assistant Secretary




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